Exhibit 99.1

Anworth Announces Fourth Quarter 2011 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--February 9, 2012--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today core earnings available to common stockholders of $26.9 million, or $0.20 per diluted share, for the fourth quarter ended December 31, 2011, consisting primarily of $28.4 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to core earnings of $29.1 million, or $0.22 per diluted share, for the third quarter ended September 30, 2011.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended December 31, 2011, there were no impairment losses on MBS.

On December 15, 2011, we declared a quarterly common stock dividend of $0.21 per share, which was payable on January 27, 2012 to our holders of common stock as of the close of business on December 30, 2011.

On a non-GAAP basis and during the three months ended December 31, 2011, our estimated taxable income, on which we base our common stock dividends, was $29 million, or $0.21 per diluted share. The difference between net income and our estimate of taxable income earned during the three months ended December 31, 2011 reflects the non-deductibility for income tax purposes of executive compensation of approximately $1.6 million, or $0.01 per share. A reconciliation of taxable earnings to net income available to common stockholders appears at the end of this news release.

At December 31, 2011 and September 30, 2011, our book value per share was $6.96 and $6.93, respectively.

Our investments consist of Agency MBS, which constituted essentially all of our portfolio at December 31, 2011. At December 31, 2011 and September 30, 2011, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	December 31, 2011	September 30, 2011

Fair value of Agency MBS	$8.76 billion	$8.74 billion

Adjustable-rate Agency MBS (less than 1 year reset)	24%	23%
Adjustable-rate Agency MBS (1-2 year reset)	4%	7%
Adjustable-rate Agency MBS (2-7 year reset)	53%	50%
15-year fixed-rate Agency MBS	13%	14%
30-year fixed-rate Agency MBS	6%	6%
Agency floating-rate collateralized mortgage obligations (CMOs)	<1%	<1%
	100%	100%

	December 31, 2011	September 30, 2011
Weighted Average Coupon:
Adjustable-rate	3.27%	3.36%
Hybrid adjustable-rate	3.22	3.40
15-year fixed-rate	3.66	3.68
30-year fixed-rate	5.55	5.54
CMOs	1.09	1.02
Total Agency MBS:	3.42%	3.56%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate	102.83%	102.78%
15-year fixed-rate	103.29	103.22
30-year fixed-rate	100.82	102.59
Total Agency MBS:	102.78%	102.72%
Current yield (weighted average coupon divided by average amortized cost)	3.33%	3.47%
Unamortized premium	$231.5 million	$227.4 million
Unamortized premium as a percentage of par value	2.78%	2.72%
Premium amortization expense on Agency MBS	$16.7 million	$16.5 million

	December 31, 2011	September 30, 2011

Fair value of Non-Agency MBS	$1.6 million	$2.2 million

	December 31, 2011	September 30, 2011

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	25%	28%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	25%	29%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	36 months	34 months

	December 31, 2011	September 30, 2011
Repurchase Agreements:

Outstanding repurchase agreement balance	$7.595 billion	$7.435 billion
Average interest rate	0.36%	0.26%
Average maturity	38 days	38 days
Average interest rate after adjusting for interest rate swap transactions	1.18%	1.15%
Average maturity after adjusting for interest rate swap transactions	436 days	452 days
Fair value of Agency MBS pledged to counterparties	$8.07 billion	$7.9 billion

Interest Rate Swap Agreements:

Notional amount	$3.03 billion	$2.93 billion
Percentage of outstanding repurchase agreement balance	40%	39%

At December 31, 2011, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	December 31, 2011
	Notional Amount	Weighted Average Interest Rate	Remaining Term in Months

Less than 12 months	$520,000	3.92%	5
1 year to 2 years	375,000	3.32	14
2 years to 3 years	410,000	2.07	28
3 years to 4 years	680,000	2.07	42
Over 4 years	1,045,000	1.98	54
	$3,030,000	2.51%	34

At December 31, 2011, our leverage multiple was 7.25x, which was an increase from our leverage multiple of 7.18x at September 30, 2011. The leverage multiple is based on common stockholders’ equity plus all Preferred Stock and the junior subordinated notes.

	December 31, 2011	September 30, 2011
Relative to Average Earning Assets During the Quarter:

Interest income earned	3.39%	3.52%
Amortization of premium	0.79%	0.80%
Average cost of funds on repurchase agreements and derivative instruments	1.18%	1.15%
Net interest rate spread	1.42%	1.57%

At December 31, 2011, stockholders’ equity available to common stockholders was approximately $933.8 million, or a book value of $6.96 per share, based on approximately 134.1 million shares of common stock outstanding at quarter end. The $933.8 million equals total stockholders’ equity of $982.3 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $28.8 million and the proceeds from its sale of $27.2 million. At September 30, 2011, stockholders’ equity available to common stockholders was approximately $921.7 million, or a book value of $6.93 per share, based on approximately 133 million shares of common stock outstanding at quarter end. The $921.7 million equals total stockholders’ equity of $970.2 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $29.8 million and the proceeds from its sale of $28.2 million.

The Company will host a conference call on February 10, 2012 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss fourth quarter 2011 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time on February 10, 2012. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10009942. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Effective December 31, 2011, Anworth became an externally-managed mortgage real estate investment trust, which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company is managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of the Company’s Board of Directors, and is responsible for (i) the selection, purchase and sale of the Company’s investment portfolio; (ii) the Company’s financing and hedging activities; and (iii) providing the Company with management services and other services and activities relating to the Company’s assets and operations as may be appropriate. The Company’s common stock is traded on the New York Stock Exchange under the symbol “ANH.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION
BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,068,829	$6,762,763
Agency MBS at fair value	644,694	957,316
Paydowns receivable	48,371	14,579
	8,761,894	7,734,658
Non-Agency MBS:
Non-Agency MBS at fair value	1,585	4,394
Cash and cash equivalents	8,877	10,621
Interest and dividends receivable	28,085	27,097
Derivative instruments at fair value	0	8,828
Prepaid expenses and other	13,328	4,617
Total Assets:	$8,813,769	$7,790,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$23,788	$20,585
Repurchase agreements	7,595,000	6,375,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	96,808	70,557
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	450	430
Dividends payable on common stock	28,083	26,574
Payable for securities purchased	20,679	363,820
Accrued expenses and other	1,044	947
Total Liabilities:	$7,804,243	$6,896,304
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($28,789 and $27,525, respectively); 1,152 and 1,101 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	$27,239	$25,630

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 134,115 and 120,901 issued and outstanding at December 31, 2011 and December 31, 2010, respectively	1,341	1,209
Additional paid-in capital	1,145,733	1,053,959
Accumulated other comprehensive income consisting of unrealized losses and gains	50,223	22,444
Accumulated deficit	(260,407)	(254,728)
Total Stockholders' Equity:	$982,287	$868,281
Total Liabilities and Stockholders' Equity:	$8,813,769	$7,790,215

ANWORTH MORTGAGE ASSET CORPORATION
STATEMENTS OF INCOME
(in thousands, except for per share amounts)

	For the Quarter Ended December 31, 2011	For the Quarter Ended December 31, 2010	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
	(unaudited)	(unaudited)	(unaudited)

Interest income net of amortization of premium and discount:
Interest on Agency MBS	$53,667	$53,866	$223,981	$219,531
Interest on Non-Agency MBS	32	48	149	209
Other income	14	16	50	63
	$53,713	$53,930	$224,180	$219,803
Interest expense:
Interest expense on repurchase agreements	22,127	23,961	87,975	94,536
Interest expense on junior subordinated notes	330	327	1,290	1,294
	22,457	24,288	89,265	95,830
Net interest income	$31,256	$29,642	$134,915	$123,973
Recovery on Non-Agency MBS	499	270	2,225	270
Expenses:
Compensation, incentive compensation and benefits	(2,518)	(2,039)	(10,979)	(10,070)
Write-down of Lehman receivable	0	0	0	(674)
Other expenses	(848)	(773)	(3,285)	(3,000)
Total expenses	(3,366)	(2,812)	(14,264)	(13,744)
Net income (loss)	$28,389	$27,100	$122,876	$110,499
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(4,044)	(4,044)
Dividend on Series B Cumulative Convertible Preferred Stock	(449)	(430)	(1,841)	(1,720)
Net income (loss) to common stockholders	$26,929	$25,659	$116,991	$104,735
Basic earnings (loss) per common share	$0.20	$0.21	$0.91	$0.89
Diluted earnings (loss) per common share	$0.20	$0.21	$0.90	$0.87
Basic weighted average number of shares outstanding	133,412	120,394	128,601	118,164
Diluted weighted average number of shares outstanding	137,566	124,150	132,755	121,919

Reconciliation of Non-GAAP Financial Measures

The table below presents the reconciliation of net income to common stockholders to estimated taxable income, which non-GAAP financial measure excludes the non-deductibility of components of discretionary and incentive executive compensation. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between GAAP earnings and estimated taxable earnings (which is the basis upon which our Board of Directors declares our common stock dividends). Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at December 31, 2011. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Three Months Ended December 31, 2011
	(unaudited)
	(in thousands, except per share data)

	Net Income Available to Common Stockholders	Average Shares	Per Share

Basic EPS	$26,929	133,412	$0.20
Effect of dilutive securities(1)	449	4,154	0.00
Diluted EPS	$27,378	137,566	$0.20
Add: non-deductibility of incentive compensation in current period	$1,600	0	$0.01
Estimated taxable income	$28,978	137,566	$0.21

___________

(1) During the three months ended December 31, 2011, diluted earnings per common share include the assumed conversion of 1.152 million shares of Series B Preferred Stock at the conversion rate of 3.6075 shares of common stock and the adding back of the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com